EXHIBIT 10.39

UGI CORPORATION
SUMMARY OF DIRECTOR COMPENSATION

The table below shows the components of director compensation effective October 1, 2013. A director who is an officer or employee of the Registrant or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

DIRECTORS' COMPENSATION

CASH        EQUITY
COMPONENT        COMPONENT (1)(2)

Annual Retainer for Non-Employee        $77,000         2,800 Stock Units
Directors (except Mr. Greenberg)
8,500 Options for the purchase of shares of common stock of the Registrant.

Annual Retainer for Non-Executive        $200,000
Chairman (pro-rated for the number
of months served in Fiscal 2013)(3)

Additional Annual Retainer for         $5,000
Audit Committee Members
(other than the Chairperson)

Additional Annual Retainer for         $15,000
Audit Committee Chairperson

Additional Annual Retainer for         $15,000
Compensation and Management
Development Committee Chairperson

Additional Annual Retainer for         $10,000
Corporate Governance Committee
Chairperson

Additional Annual Retainer for         $7,500
Safety, Environmental and Regulatory
Compliance Committee Chairperson

Additional Annual Retainer for        $20,000
Presiding Director

(1)
Stock Units and Options are granted under the UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006 and the UGI Corporation 2013 Omnibus Incentive Compensation Plan.

(2)	Stock Units and Stock Options to be awarded January 2014.

(3)	Mr. Greenberg will not receive any equity compensation for his services as Non-Executive Chairman.